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                                                                   EXHIBIT 21.1

            LIST OF SUBSIDIARIES OF OLYMPUS COMMUNICATIONS L.P./1/

OLYMPUS COMMUNICATIONS, L.P. (a Delaware limited partnership)

  ADELPHIA CABLE PARTNERS, L.P. (99.98% general partnership interest) (a Delaware limited partnership)

    Key Biscayne Cablevision (50% general partnership interest) (a Pennsylvania general partnership)

    Southeast Florida Cable, Inc. (a Florida corporation)

              Palm Beach Group Cable Inc. (a Florida corporation)

                     Palm Beach Group Cable Joint Venture (50% general partnership interest) (a Florida general partnership)

    South Florida Cable Advertising (14.28571% general partnership interest) (a Florida general partnership)

    Timotheos Communications, L.P. (a Delaware limited partnership)/2/

  OLYMPUS CAPITAL CORPORATION (a Delaware corporation)

  LEADERSHIP ACQUISITION, L.P. (99.9% general partnership interest) (a Delaware limited partnership)

  TELESAT ACQUISITION LIMITED PARTNERSHIP (99.9% general partnership interest) (a Delaware limited partnership)

  WEST BOCA ACQUISITION LIMITED PARTNERSHIP (99.9% general partnership interest) (a Delaware limited partnership)

    Starpoint, Limited Partnership (50.36% limited partnership interest) (a Pennsylvania limited partnership)

              Cable Sentry Corporation (a Florida corporation)

              Automatic Alarms Company, Inc. (a Florida corporation)

    West Boca Security, Inc. (a Delaware corporation)

/1/Ownership of subsidiaries is indicated by indentations. Ownership of each subsidiary is 100% unless otherwise indicated parenthetically or by footnote.

/2/Adelphia Cable Partners, L.P. and Olympus Communications, L.P. own 99.9% and .1%, respectively, of the partnership interests of Timotheos Communications, L.P. (a Delaware limited partnership).